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                                                                     EXHIBIT 3.2


                                     BYLAWS
                                       OF
                        AMERICAN COMMUNITY BANCORP, INC.

                                    ARTICLE 1
                                 IDENTIFICATION

         Section 1.1 Name. The name of the corporation is "American Community Bancorp, Inc. (the "Corporation").

         Section 1.2 Fiscal Year. The fiscal year of the Corporation shall end on the 31st of December in each year.

                                    ARTICLE 2
                            MEETINGS OF SHAREHOLDERS

         Section 2.1 Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the corporation, 4424 Vogel Road, City of Evansville, State of Indiana or such other place as the board of directors may designate, at 6:30 p.m., on the fourth Tuesday in April of each year, or if that date falls on a legal holiday in the state in which the Corporation is located, on the next following banking day. Notice of the meeting shall be mailed by first class mail, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the Corporation. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board of directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares entitled to vote at such meeting.

         Section 2.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by shareholders representing one-quarter (25%) of the shares, in the aggregate, of the stock of the Corporation. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Corporation a notice stating the purpose of the meeting.

         Section 2.3 Record Ownership of Shares. The Board of Directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

         If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be


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considered, or the Corporation becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

         Section 2.4 Notice and Waiver. A written or printed notice, stating the place, day and hour of the annual meeting, and additionally, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting, to each shareholder of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, no fewer than ten nor more than sixty days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, before or after the date and time stated in the notice, if the waiver is delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting the business at the meeting. Further, a shareholder's attendance at a meeting waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         Section 2.5 Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting given in accordance with Section 2.4, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief officer, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder pursuant to clause (c), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal office of the Corporation, not less than 50 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was given. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the Corporation's stock records, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.5. The chairperson presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the By-Laws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if the chairperson he should so determine,


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the chairperson shall so declare to the meeting and any such business shall not be transacted.

         Section 2.6 Nominations of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the president of the Corporation not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided that, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation no later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

         (1)      The name and address of each proposed nominee.

         (2)      The principal occupation of each proposed nominee.

         (3) The total number of shares of capital stock of the Corporation that will be voted for each proposed nominee.

         (4)      The name and residence address of the notifying shareholder.

         (5) The number of shares of capital stock of the Corporation owned by the notifying shareholder.

         (6) Any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected).

         (7) The qualifications of the nominee to serve as a director of the Corporation.

         No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 2.6. The chairperson presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the By-Laws, and if the chairperson should so determine, the chairperson shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 2.7. Voting. In all elections of directors, the number of votes cast by each shareholder will be determined by multiplying the number of shares such shareholder owns by the number of directors to be elected. Such votes may be cumulated and cast for a single


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candidate or may be distributed among two or more candidates in the manner selected by the shareholder. If, after the first ballot, subsequent ballots are necessary to elect directors, a shareholder may not vote shares that such shareholder has already fully cumulated and voted in favor of a successful candidate. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by such shareholder.

         Section 2.8 Judges of Election. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the cashier a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote, by ballot taken at such meeting, and shall certify the result thereof.

         Section 2.9 Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of the Corporation shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. No proxy shall be valid after eleven (11) months, unless a shorter or longer time is expressly provided in the appointment form. Proxies shall be dated and filed with the records of the meeting. Proxies with facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a written confirmation from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

         Section 2.10 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

                                    ARTICLE 3
                                    DIRECTORS

         Section 3.1 Board of Directors. The Board of Directors (the "Board") shall have the power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by the Board of Directors.

         Section 3.2 Number. The Board of Directors shall consist of no less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any meeting thereof. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders when the number was fifteen or less; or (2) exceeds by more than four the number of directors last elected by shareholders where the number was sixteen or more.

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         Section 3.3 Classes of Directors. The Board of Directors shall be divided into three (3) classes, with the term of one class expiring each year. Commencing with the annual meeting of the shareholders in 2004, each class of directors whose term shall then expire shall be elected to hold office for a three (3) year term. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled as provided herein with the director so elected to serve for the remainder of the term of the director being replaced, or in the case of additional director, for the remainder of the term of the class to which the director has been assigned. All directors shall continue in office until the election and qualification of their respective successors in office. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         Section 3.4 Removal of Directors With or Without Cause. Each director who is elected and qualified at the annual meeting of Shareholders (or any special meeting held in lieu thereof) may be removed (i) with or without cause, at a meeting of shareholders called expressly for that purpose, by a vote of the holders of 80% of the shares then entitled to vote at an election of directors, or (ii) with cause, by a vote of a majority of directors then in office. Any additional directors resulting from an increase in the number of directors or who are elected to fill any vacancy may also be removed as provided in this
Section 4.4. "Cause" for removal of a director shall be limited to the grounds specifically enumerated in 12 C.F.R. ss.563.39 (or any successor provision) with respect to termination for cause.

         Section 3.5 Mandatory Retirement. Notwithstanding the unexpired term of any director, a director's term shall expire and the director shall not be eligible to serve on the Board of Directors after the first day of the calendar month immediately following the seventieth birthday of the respective director, except that each member of the Board of Directors of the Corporation which is appointed or elected to the Board during 2004 shall be eligible to continue to serve as a director for a period of ten consecutive years notwithstanding such director's age.

         Section 3.6 Honorary or Advisory Directors. Honorary or advisory members of the Board of Directors, without voting power or power of final decision in matters concerning the business of the Corporation, may be appointed by resolution of a majority of the full Board of Directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the Corporation or the presence of a quorum for any Board action.

         Section 3.7 Organization of Meetings. The secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Corporation to elect and appoint officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

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         Section 3.8 Regular Meetings. The regular meetings of the Board of
Directors shall be held, without notice, at 4:00 p.m., on the fourth Tuesday of each month at the main office or other such place as the Board may designate. When any regular meeting of the Board of Directors falls upon a holiday, the meeting shall be held on the next banking, business day unless the Board shall designate another day.

         Section 3.9 Special Meetings. Special meetings of the Board of Directors may be called by the Corporation, or at the request of three (3) or more directors. Each member of the Board of Directors shall be given notice stating the time and place by telegram, first class mail, or in person, of each special meeting.

         Section 3.10 Quorum. A majority of the director positions on the Board of Directors shall constitute a quorum at any meeting, except when otherwise provided by law, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies. If a quorum is present, the Board of Directors may take action through the vote of a majority of the directors who are in attendance.

         Section 3.11 Authority. The Board of Directors shall have the power to:

         (1) Define the duties of the officers, employees, and agents of the Corporation.

         (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Corporation.

         (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

         (4)      Dismiss officers and employees.

         (5) Require bonds from officers and employees and to fix the penalty thereof.

         (6) Ratify written policies authorized by the Corporation's management or committees of the Board.

         (7) Regulate the manner in which any increase or decrease of the capital of the Corporation shall be made.

         (8) Manage and administer the business and affairs of the Corporation.

         (9) Amend or repeal the Bylaws, except to the extent that the Articles of Incorporation reserve this power in whole or in part to shareholders.

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        (10)      Make contracts.

        (11) Generally perform all acts that are legal for a Board of Directors to perform.

         Section 3.12 Resignation. A director may resign at any time by delivering written notice to the Board of Directors, its chairperson, or to the Corporation, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

         Section 3.13 Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the Board may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         Section 3.14 General Limitation of Liability. A director shall, based on facts then known to the director, discharge the duties as a director, including the director's duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the Corporation. A director is not liable to the Corporation for any action taken as a director, or any failure to take any action, unless: (a) the director has breached or failed to perform the duties of the director's office in accordance with the standard of care set forth above; and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

         Section 3.15 Reliance on Corporate Records and Other Information. Any person acting as a director of the Corporation shall be fully protected, and shall be deemed to have complied with the standard of care set forth in Section
3.14 of this Article, in relying in good faith upon any information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the Corporation whom such person reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, or other persons as to matters such person reasonably believes are within the person's professional or expert competence; or (c) a committee of the Board of Directors of which such person is not a member, if such person reasonably believes the committee merits confidence; provided, however, that such person shall not be considered to be acting in good faith if such person has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

         Section 3.16 Interest of Directors in Contracts. Any contract or other transaction between the Corporation and (a) any director, or (b) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity (1) in which any director has a material financial interest or is a general partner, or (2) of which any director is a director, officer, or trustee, shall be valid for all purposes, if the material facts of the contract


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or transaction and the director's interest were disclosed or known to the Board of Directors, a committee of the Board of Directors with authority to act thereon, or the shareholders entitled to vote thereon, and the Board of Directors, such committee or such shareholders authorized, approved or ratified the contract or transaction. Such a contract or transaction is authorized, approved or ratified: (i) by the Board of Directors or such committee, if it receives the affirmative vote of a majority of the directors who have no interest in the contract or transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the directors present at the meeting, and notwithstanding the presence or vote of any director who does have such an interest; provided, however, that no such contract or transaction may be authorized, approved or ratified by a single director; and (ii) by such shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned by or voted under the control of any director who, or of any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity that, has an interest in the contract or transaction may be counted; provided, however, that a majority of such shares, whether or not present, shall constitute a quorum for the purpose of authorizing, approving or ratifying such a contract or transaction. This Section shall not be construed to require authorization, ratification or approval by the shareholder of any such contract or transaction, or to invalidate any such contract or transaction that is fair to the Corporation or would otherwise be valid under the common and statutory law applicable thereto.

         Section 3.17 Amendment and Repeal. Notwithstanding anything contained in these By-laws to the contrary, the affirmative vote of at least sixty-five percent (65%) of the voting power of all of the shares entitled to vote generally in the election of the directors, voting together as a single class shall be required to amend or repeal this Article 3.


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                                    ARTICLE 4
                             COMMITTEES OF THE BOARD

         Section 4.1 Ratification Required. The Board of Directors must formally ratify written policies authorized by committees of the Board before they become effective. Each committee must have one or more member(s), who serve at the pleasure of the Board of Directors. Provisions of the Bylaws governing place of meetings, notice of meeting, quorum, and voting requirements of the Board of Directors, apply to committees and their members as well. The creation of a committee and appointment of members to it must be approved by the Board of Directors.

         Section 4.2 Standing Committees. The standing committees will include the executive committee, risk management committee, administration and audit committee and compensation committee.

         (1) Executive Committee. The executive committee will be delegated authority to act for the Board of Directors with respect to certain matters between regular Board meetings. The executive committee will hold regular meetings not less often than quarterly.

         (2) Risk Management Committee. The risk management committee will be responsible for establishing and monitoring compliance with the Corporation's investment and funds management policies. The risk management committee will also review and approve all investment activity in accordance with established policies. The risk management committee will also be responsible for (i) approving and monitoring compliance of loan policies and risk management and monitoring credit quality and adequacy of reserves for losses.

         (3) Audit Committee. The audit committee will be responsible for establishing and monitoring compliance with the Corporation's audit policies. The audit committee will also review the scope of the annual audit performed by the Corporation's independent accountants and monitor the implementation of recommendations or corrective measures disclosed in the independent accountants' audit report. The audit committee will meet quarterly. With respect to the committee's duties with respect to audit information, the President and other executive officers will not participate on such committee.

         (4) Compensation Committee. The compensation committee will be responsible for establishing and determining the salary and other compensation of the Corporation's executive officers. This committee will be selected annually by the Board of Directors and will meet not less than once per year.

         Section 4.3 Other Committees. The Board of Directors may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the board may determine.

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         Section 4.4 Limits on Committee Authority. A committee may not:

         (1)      Authorize distributions of assets or dividends.

         (2)      Approve action required to be approved by shareholders.

         (3) Fill vacancies on the Board of Directors or any of its committees.

         (4)      Amend the Articles of Incorporation.

         (5)      Adopt, amend, or repeal the Bylaws.

         (6) Authorize or approve the issuance or sale, or contract for sale, of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

                                    ARTICLE 5
                             OFFICERS AND EMPLOYEES

         Section 5.1 Chairperson of the Board. The Board of Directors shall appoint one of its members to be the chairperson of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The chairperson of the Board shall have and may exercise such powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

         Section 5.2 Vice Chairperson. The Board of Directors shall appoint one of its members to be the vice chairperson of the Board to serve at its pleasure. The vice chairperson shall assist the chairperson in performing responsibilities as requested or required in the chairperson's absence. Should the chairperson resign or become unable to fulfill assigned responsibilities, the vice chairperson shall become the chairperson for the remainder of the vacated term or until the Board names a replacement.

         Section 5.3 President. The Board of Directors shall appoint one of its members to be the president of the Corporation. In the absence of the chairperson, the president shall preside at any meeting of the Board of Directors. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these Bylaws. The president shall also have and may exercise such further powers and duties as from time-to-time may be conferred, or assigned by the Board of Directors.

         Section 5.4 Vice President. The Board of Directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the Board of Directors. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

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         Section 5.5 Secretary. The Board of Directors shall appoint a secretary or other designated person who shall be secretary of the Board and of the Corporation, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents, and papers of the Corporation; shall provide for the keeping of proper records of all transactions of the Corporation; shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time-to-time, by the Board of Directors.

         Section 5.6 Other Officers. The Board of Directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the chairperson of the board, or the president. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers.

         Section 5.7 Tenure of Office. The president and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of president shall be filled promptly by the Board of Directors.

         Section 5.8 Resignation. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is given unless the notice specifies a later effective date.

                                    ARTICLE 6
                          STOCK AND STOCK CERTIFICATES

         Section 6.1 Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Corporation for stock transfers, voting at shareholder meetings, and related matters, and to protect it against fraudulent transfers.

         Section 6.2 Stock Certificates. Certificates of stock shall bear the signature of the president (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an authorized officer, and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on


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its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed. The Board of Directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

         Section 6.3 Nominee Registration. The Corporation may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the corporation as the shareholder. The procedure may set forth:

         (1)      The types of nominees to which it applies.

         (2) The rights or privileges that the corporation recognizes in a beneficial owner.

         (3) How the nominee may request the corporation to recognize the beneficial owner as the shareholder.

         (4) The information that must be provided when the procedure is selected.

         (5) The period over which the Corporation will continue to recognize the beneficial owner as the shareholder.

         (6)      Other aspects of the rights and duties created.

                                    ARTICLE 7
                                 CORPORATE SEAL

         The president, the cashier, the secretary, or any assistant cashier or assistant secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. Such seal shall be substantially in the following form: A circular disc, on the outer margin of which shall appear the name of the Corporation, with the word "Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper or may be in the form of a facsimile seal. The secretary shall be in charge of the seal.


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


                                    ARTICLE 8
                                 INDEMNIFICATION

         Section 8.1 Indemnification Against Underlying Liability. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Agent") against expenses (including attorneys' fees), judgments, fines, penalties, court costs and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If several claims, issues or matters are involved, an Agent may be entitled to indemnification as to some matters even though he is not entitled as to other matters. Any director or officer of the Corporation serving in any capacity of another corporation, of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, shall be deemed to be doing so at the request of the Corporation.

         Section 8.2 Successful Defense. To the extent that an Agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 8.3 Determination of Conduct. Subject to any rights under any contract between the Corporation and any Agent, any indemnification against underlying liability provided for in Section 8.1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if such an independent quorum is not obtainable, by majority vote of a committee duly designated by the full Board of Directors (in which designation directors who are parties may participate), consisting solely of one or more directors not at the time parties to the proceeding; (c) by special legal counsel (1) selected by the independent quorum of the Board of Directors (or the independent committee thereof if no such quorum can be obtained), or (2) if no such independent quorum or committee thereof can be obtained, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (d) by the


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

shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. Notwithstanding the foregoing, an Agent shall be able to contest any determination that the Agent has not met the applicable standard of conduct by petitioning a court of appropriate jurisdiction.

         Section 8.4 Payment of Expenses in Advance. Expenses incurred in defending or settling a civil, criminal, administrative or investigative action, suit or proceeding by an Agent who may be entitled to indemnification pursuant to Section 1 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by the Agent of his good faith belief that he has met the applicable standard of conduct set forth in Section 8.1 of this Article and a written undertaking by or on behalf of the Agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Notwithstanding the foregoing, such expenses shall not be advanced if the Corporation conducts the determination of conduct procedure referred to in Section 3 of this Article and it is determined from the facts then known that the Agent will be precluded from indemnification against underlying liability because he has failed to meet the applicable standard of conduct set forth in Section 8.1 of this Article. The full Board of Directors (including directors who are parties) may authorize the Corporation to implement the determination of conduct procedure, but such procedure is not required for the advancement of expenses. The full Board of Directors (including directors who are parties) may authorize the Corporation to assume the Agent's defense where appropriate, rather than to advance expenses for such defense.

         Section 8.5 Indemnity Not Exclusive. The indemnification against underlying liability, and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of, and shall be subject to, any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 8.6 Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the Corporation, or is or was serving at the request of the Corporation as an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 8.7 Employee Benefit Plans. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

         Section 8.8 Application of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, be applicable to claims, actions, suits or proceedings made or commenced after the adoption thereof, whether arising from acts or omissions to act during, before or after the adoption hereof, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The right of any person to indemnification and advancement of expenses shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 8.1 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions.

         Section 8.9 Indemnification Payments. Any payments made to any indemnified party under this Article or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action. Such payments shall be reported to the shareholders of the Corporation before or with the notice of the next shareholders' meeting.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         Section 9.1 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the chairperson of the Board, or the president, or any vice president, or the secretary, or the cashier, or, if in connection with the exercise of fiduciary powers of the Corporation, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this section 8.1 are supplementary to any other provision of these Bylaws.

         Section 9.2 Records. The Articles of Incorporation, the Bylaws, and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary or other person appointed to act as secretary of the meeting.

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

                                   ARTICLE 10
                            INSPECTION AND AMENDMENT

         Section 10.1 Inspection. A copy of the Bylaws, and all amendments shall at all times be kept in a convenient place at the main office of the corporation, and may be inspected by all shareholders during banking hours.

         Section 10.2 Amendments. These By-Laws may, from time to time, be added to, changed, altered, amended or repealed or new By-Laws may be made or adopted by a majority vote of the whole Board of Directors at any meeting of the Board of Directors, if the notice or waiver of notice of such meeting shall have stated that the By-Laws are to be amended, altered or repealed at such meeting, or if all directors at the time are present at such meeting, have waived notice of such meeting, or have consented to such action in writing.


                                   ARTICLE 11
                      THE INDIANA BUSINESS CORPORATION LAW

         The provisions of the Indiana Business Corporation Law, as the same may, from time to time, be amended, applicable to any of the matters not herein specifically covered by these By-Laws, are hereby incorporated by reference in and made a part of these By-laws.

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